EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with this annual filing of DNAPrint genomics, Inc., a Utah corporation (the "Company"), on Form 10-KSB/A for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Richard Gabriel, Chief Executive Officer of the Company, certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Richard Gabriel
---------------------------------
Richard Gabriel
Chief Executive Officer/President

Date: March 11, 2005